EXHIBIT 10.32a

               PROLOGIC MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
                         PRO FORMA FINANCIAL INFORMATION

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                      CONSOLIDATION                           ADJUSTED
                                           AT              PRO FORMA             AT
                                    NOVEMBER 30, 1997     ADJUSTMENTS     NOVEMBER 30, 1997
                                   ------------------     -----------     ------------------
                                      (unaudited)         (unaudited)       (unaudited)
     ASSETS
Cash                               $   481,230                              $   481,230
Restricted Cash                      1,000,000                                1,000,000
Accounts Receivable - Net            2,614,710                                2,614,710
Notes Receivable                        38,889                                   38,889
Inventories                            337,639                                  337.639
Prepaid Expenses                       151,596                                  151,596
                                   -----------                              -----------
     Current Assets                $ 4,624,064                              $ 4,799,064
Fixed Assets - Net                     530,032                                  530,032
Deposits                               117,444                                  117,444
Goodwill - Net                       1,354,162                                1,354,162
                                   -----------                              -----------
TOTAL ASSETS                       $ 6,625,702                              $ 6,625,702
                                   ===========                              ===========
     LIABILITIES AND EQUITY
Line of Credit                       1,383,957                                1,383,957
Accounts Payable                     2,275,961                                2,275,961
Notes Payable                          619,007           (160,000)(1)           459,007
Accrued Expenses                       397,025            (66,330)(2)           330,695
Deferred Revenue                       182,905                                  182,905
                                   -----------                              -----------
     Current Liabilities           $ 4,858,855                              $ 4,632,525

Long term debt                       1,027,314           (100,000)(1)           927,314
Equity                                 739,533           (326,330)            1,065,863
                                   -----------                              -----------
TOTAL LIABILITIES AND EQUITY       $ 6,625,702                              $ 6,625,702
                                   ===========                              ===========

(1) $260,000 of debt was converted to 416,000 shares of common stock of the Company.

(2) In December affiliates of the Company purchased 66,330 shares of common stock of the Company for the assumption of debt totaling $66,330.